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                                                                   EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



          Name of Subsidiary                           State of Incorporation
          ------------------                           -----------------------

          Skechers By Mail, Inc.                       Delaware

          Skechers U.S.A., Inc. II                     Delaware